EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67145 and 33-8111) and in the Registration Statements on Form S-8 (Nos. 333-62806, 333-62808, 333-29993, 33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company of our report dated February 4, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Cleveland, Ohio
March 11, 2002

X-23-1